EXHIBIT 1.2



                                                                  CWALT ______




                                INDEMNIFICATION
                                      AND
                            CONTRIBUTION AGREEMENT


     AGREEMENT, dated ________, 200_ (this "Agreement"), among CWALT, Inc., a Delaware corporation ("CWALT"), CHL (as defined below) and the Broker Dealers (as defined below).


                                  WITNESSETH:


     WHEREAS, CWALT and one or more of the Broker Dealers are parties to the Underwriting Agreement (defined below), providing for the sale by CWALT and the purchase, severally and not jointly, by such Broker Dealers of the Public Certificates (defined below); and

     WHEREAS, CWALT and one or more of the Broker Dealers are parties to the Purchase Agreement (defined below), providing for the sale by CWALT and the purchase, severally and not jointly, of the Private Certificates (defined below); and

     WHEREAS, as an inducement to the Broker Dealers to enter into the Underwriting Agreement and the Purchase Agreement, CWALT and the Broker Dealers wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth; and

     WHEREAS, the purchase price to be paid by CWALT to CHL for the Mortgage Loans will be the proceeds of the sale by CWALT to the Broker Dealers of the Public Certificates and the Private Certificates and as an inducement to the Broker Dealers to enter into the Underwriting Agreement and the Purchase Agreement, CHL agrees to perform certain obligations set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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                                  ARTICLE I

                                  Definitions

    1.1   Certain Defined Terms.

          The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          Act: The Securities Act of 1933, as amended.

          Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

          Base Prospectus: The prospectus dated ________, 200_, as the same may be amended or supplemented, of CWALT relating to the offering from time to time of one or more series of mortgage pass-through certificates.

          Broker Dealer: Each of the signatories to this Agreement other than CWALT or CHL.

          Certificates: CHL Mortgage Pass-Through Trust _____, Mortgage Pass-Through Certificates, Series _______ of CWALT.

          CHL: Countrywide Home Loans, Inc., a New York corporation and its successors in interest.

          Closing Date: On or about ______, 200__.

          Computational Materials: Computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

          CWALT: CWALT, Inc., a Delaware corporation and its successors in interest.

          CWALT Memorandum Information: All information contained or incorporated in the Memorandum other than the Purchaser Information.

          CWALT Prospectus Information: All information contained or incorporated in the Prospectus other than the Senior Underwriter Information, the Mezzanine Underwriter Information and the PO Underwriter Information.

          CWALT Registration Information: All information contained or incorporated in the Registration Statement.


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          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Form 8-K: The Current Report on Form 8-K, if any, filed by or on behalf of CWALT with respect to the Mortgage Loans and including any Computational Materials furnished by one or more of the Broker Dealers.

          Memorandum: The Confidential Private Placement Memorandum, if any, dated the Closing Date, as the same may be amended or supplemented, of CWALT relating to the Private Certificates.

          Mezzanine Certificates: The Class M, Class B-1 and Class B-2 Certificates.

          Mezzanine Spread: The excess, if any, of (i) the purchase prices paid by investors to the Mezzanine Underwriter for the Mezzanine Certificates over (ii) the purchase price paid by the Mezzanine Underwriter to CWALT for the Mezzanine Certificates pursuant to the Underwriting Agreement.

          Mezzanine Underwriter: The Broker Dealers which are purchasing the Mezzanine Certificates pursuant to the Underwriting Agreement.

          Mezzanine Underwriter Information: The only written information furnished by or on behalf of the Mezzanine Underwriters to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Mezzanine Underwriters set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the Mezzanine Underwriters, furnished to CWALT and included in the Form 8-K.

          Offered Certificates: The Public Certificates and the Private Certificates.

          PO Underwriter: The Broker Dealer, if any, which is purchasing the Class PO Certificates pursuant to the Underwriting Agreement.

          PO Spread: The excess, if any, of (i) the purchase prices paid by investors to the PO Underwriter for the Class PO Certificates, over (ii) the purchase price paid by the PO Underwriter to CWALT for the Class PO Certificates pursuant to the Underwriting Agreement.

          PO Underwriter Information: As to the PO Underwriter, the only written information furnished by or on behalf of the PO Underwriter to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the PO Underwriter set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the PO Underwriter, furnished to CWALT and included in the Form 8-K; provided, however, that such Computational Materials shall not include any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information.


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          Private Certificates: The Class B-3, Class B-4 and Class B-5
Certificates.

          Prospectus: The Base Prospectus together with the Prospectus
Supplement.

          Prospectus Supplement: The Prospectus Supplement dated the date hereof, as the same may be amended or supplemented, of CWALT relating to the offering of the Public Certificates.

          Public Certificates: The Senior Certificates and the Mezzanine Certificates.

          Purchase Agreement: The Purchase Agreement, if any, dated the date hereof, between CWALT and the Purchasers providing for the purchase and sale of the Private Certificates.

          Purchase Spread: The excess, if any, of (i) the purchase prices paid by investors to the Purchasers for the Private Certificates over (ii) the purchase price paid by the Purchasers to CWALT for the Private Certificates pursuant to the Purchase Agreement.

          Purchaser: The Broker Dealers which are purchasing the Private Certificates pursuant to the Purchase Agreement.

          Purchaser Information: The only written information furnished by or on behalf of the Purchasers to CWALT specifically for use in connection with the preparation of the Memorandum, such information being the information relating to the Purchasers set forth in the Memorandum under the caption "Method of Placement."

          Registration Statement: As defined in the Underwriting Agreement.

          Retained Certificates: The Class ___ Certificate.

          Sellers: Countrywide Home Loans, Inc., a New York corporation and its successors in interest and one or more special purpose entities established by Countrywide Financial Corporation.

          Senior Certificates:  The Class A-[  ] Certificates.

          Senior Spread: The excess, if any, of (i) the purchase prices paid by investors to the Senior Underwriter for the Senior Certificates, other than the Retained Certificates, over (ii) the purchase price paid by the Senior Underwriter to CWALT for the Senior Certificates pursuant to the Underwriting Agreement.

          Senior Underwriter: The Broker Dealers which are purchasing the Senior Certificates, other than the Retained Certificates, pursuant to the Underwriting Agreement.

          Senior Underwriter Information: The only written information furnished by or on behalf of the Senior Underwriters to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Senior Underwriters set forth in the Prospectus Supplement in the last


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paragraph of the cover page thereof and under the caption "Method of
Distribution" therein and (ii) any Computational Materials prepared by the Senior Underwriters, furnished to CWALT and included in the Form 8-K.

          Underwriting Agreement: The Underwriting Agreement, dated the date hereof, among CWALT, the Senior Underwriters, the PO Underwriter and the Mezzanine Underwriters providing for the purchase and sale of the Public Certificates, other than the Retained Certificates.

    1.2   Other Terms.

          Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement or the Purchase Agreement, as applicable.

    1.3   Interpretive Principle.

          A Broker Dealer may be acting in more than one capacity, e.g., the Senior Underwriter also may be the PO Underwriter. References herein to a Broker Dealer acting in a particular capacity shall refer to such Broker Dealer in such capacity only and shall not refer to other capacities, if any, being served by such Broker Dealer.

                                  ARTICLE II

                        Representations and Warranties

    2.1   Mutual Representation.

          Each party hereto represents to the other parties hereto that:

     (a) the execution, performance and delivery of this Agreement has been duly authorized by such party;

     (b)  this Agreement has been duly executed and delivered by such party;
and

     (c) this Agreement constitutes the legal and valid obligations of such party.

    2.2   Other Representations.

     (a) CWALT has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

     (b) CHL has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

    2.3   Computational Materials.

          Each Broker Dealer which desires to furnish Computational Materials to CWALT shall furnish fifteen (15) copies thereof to Sidley Austin Brown & Wood LLP no later than 3:00


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p.m. New York City time on the business day prior to the day on which the
Prospectus Supplement is being cleared for printing. In addition, each Broker Dealer which has so furnished Computational Materials to CWALT hereby represents as to the materials it has furnished as follows:

     (a) The Computational Materials so furnished by such Broker Dealer include all Computational Materials prepared by such Broker Dealer that:

               (i) are generated based on assumptions regarding the payment priorities and characteristics of a Class of Certificates that is actually issued and purchased by a Broker Dealer; and

               (ii) are provided to prospective investors under the following conditions prior to the time of filing of the Prospectus pursuant to Rule 424(b):

               (A) in the case of each prospective investor that has orally indicated to such Broker Dealer that it will purchase all or a portion of the Class of Certificates to which such Computational Materials relate, the Computational Materials relating to such Class that are sent to such prospective investor; and

               (B) for any other prospective investor, all Computational Materials that are sent to such prospective investor after the structure for the Certificates is finalized;

          provided, however, that the Computational Materials so furnished need not include any Computational Materials that relate to abandoned structures or that are furnished to prospective investors prior to the time that the structure of the Certificates is finalized where such investors have not indicated to such Broker Dealer their intention to purchase the Class or Classes of Certificates described in such Computational Materials.

     (b) The Computational Materials included in the Senior Underwriters Information, the Mezzanine Underwriters Information or the PO Underwriter Information, as applicable, pursuant to the definitions thereof do not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made that the Prospectus (exclusive of such Computational Materials and the Senior Underwriters Information, the Mezzanine Underwriters Information or the PO Underwriter Information, as the case may be, provided by such Underwriter) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (c) The Computational Materials contain customary legends regarding the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of principal payments or prepayments on any of the Mortgage Loans or the


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performance characteristics of the Certificates, and a statement to the effect that the Computational Materials were prepared by the applicable Broker Dealer in reliance on information regarding the Mortgage Loans furnished by the Issuer.

     (c) At or prior to the time any Computational Materials are furnished to CWALT for filing on the Form 8-K, the Broker Dealer furnishing such Computational Materials will provide to CWALT and such Broker Dealer a letter, in form and substance reasonably satisfactory to CWALT and such Broker Dealer, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such Computational Materials and have found no exceptions, other than such exceptions as are acceptable to CWALT and the Broker Dealer. Fifty percent (50%) of the costs and expenses of such letter will be paid by each of the Broker Dealers obtaining the same and CWALT.

                                 ARTICLE III

                                Indemnification

    3.1   Indemnification.

          (a) CWALT agrees to indemnify and hold harmless each Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the CWALT Memorandum Information, the CWALT Prospectus Information or the CWALT Registration Information or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the CWALT Registration Information, the CWALT Prospectus Information or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the CWALT Memorandum Information, the CWALT Prospectus Information or the CWALT Registration Information or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CWALT shall not be liable to a particular Broker Dealer or any person who controls such Broker Dealer to the extent that any misstatement or alleged misstatement or omission or alleged omission was
(i) made in reliance upon and in conformity with the Senior Underwriters Information, the PO Underwriter Information, the Mezzanine Underwriters Information, or the Purchasers Information, as applicable, and (ii) in the case of the CWALT Prospectus Information, to the extent that such misstatement or omission was corrected and such Broker Dealer did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if


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CWALT has previously furnished copies thereof to the Broker Dealers in accordance with the terms of the Underwriting Agreement or the Purchase Agreement, as applicable. This indemnity agreement will be in addition to any liability which CWALT may otherwise have.

          (b) Each Broker Dealer severally agrees to indemnify and hold harmless CWALT, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls CWALT within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from CWALT to each Broker Dealer; provided, however, that a Broker Dealer will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) the Senior Underwriters Information, in the case of the Senior Underwriters, (ii) the PO Underwriter Information, in the case of the PO Underwriter, (iii) the Mezzanine Underwriters Information, in the case of the Mezzanine Underwriters and (iv) the Purchasers Information, in the case of the Purchaser; provided, further, that any such omission or alleged omission relating to the Computational Materials included in the Senior Underwriters Information, the PO Underwriter Information or the Mezzanine Underwriters Information, as the case may be, pursuant to the definitions thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability which any Broker Dealer may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section
3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the Senior Underwriters, the PO


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Underwriter, the Mezzanine Underwriters or the Purchasers, as applicable, in the case of paragraph (a) of this Section 3.1, representing the related indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    3.2   Contribution.

          (a) If the indemnification provided for in Section 3.1 is unavailable or insufficient to hold harmless an indemnified party under
Section 3.1(a)-(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 3.1 above in such proportion as is appropriate to reflect the following: (A) in the case of any Broker Dealer which did not furnish Computational Materials as provided in
Section 2.3 hereof (i) in such proportion as is appropriate to reflect the relative benefits received by CWALT on the one hand and the Broker Dealers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CWALT on the one hand and the Broker Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; or (B) in the case of any Broker Dealer which did so furnish Computational Materials, (i) the relative benefits received by CWALT on the one hand and the Broker Dealers on the other from the offering of the Offered Certificates and (ii) the relative fault of CWALT on the one hand and the Broker Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by CWALT on the one hand and the Broker Dealers on the other shall be in such proportion so that the Broker Dealers are responsible for an amount equal to the sum of the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread and CWALT is responsible for the balance. The relative benefits received by the Senior Underwriters, the PO Underwriter, the Mezzanine Underwriters and the Purchasers shall be the Senior Spread, in the case of the Senior Underwriters, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriters, and the Purchase Spread, in the case of the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by CWALT or by the Broker Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent

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such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.2(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3.2(a). A Broker Dealer shall not be required to contribute any amount in excess of (x) the Senior Spread, in the case of the Senior Underwriters, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriters, or the Purchase Spread, in the case of the Purchasers over (y) the amount of any damages which the applicable Broker Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were contained in or omitted from Computational Materials filed on the Form 8-K, the preceding limitation on contribution shall be inapplicable to the Broker Dealer which furnished such Computational Materials. The obligation of any Broker Dealer to contribute under this Section 3.2 is several in proportion to the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread, respectively. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (b) Each Broker Dealer, severally and not jointly, agrees to contribute to the losses, claims, damages or liabilities paid or incurred by any other Broker Dealer to the extent such other Broker Dealer has paid or incurred losses, claims, damages or liabilities in excess of the Senior Spread, in the case of the Senior Underwriters, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriters or the Purchase Spread, in the case of the Purchasers but such contribution obligation shall not exceed the product of such excess and a fraction the numerator of which is the Senior Spread, the Mezzanine Spread, the PO Spread or the Purchase Spread, as applicable, and the denominator of which is the sum of the Senior Spread, the Mezzanine Spread, the PO Spread and the Purchase Spread; provided, however, that if any Broker Dealer defaults in its obligation to any other Broker Dealer hereunder, each non-defaulting Broker Dealer shall contribute to the applicable payment of the defaulted obligations in accordance with the fraction set forth above; and provided, further that if a Broker Dealer is required to contribute an amount in excess of the Senior Spread, the PO Spread, the Mezzanine Spread or the Purchase Spread, as applicable, because such Broker Dealer's Computational Materials resulted in the contribution, the other Broker Dealers shall not be required to contribute in excess of the Senior Spread, the PO Spread, the Mezzanine Spread or the Purchase Spread, as applicable.

    3.3   Benefits.

          The obligations of CWALT under this Article III shall be in addition to any liability which CWALT may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Broker Dealer within the meaning of the Act; and the obligations of each Broker Dealer under this Article III shall be in addition to any liability which such Broker Dealer may otherwise have and shall have extended upon the same terms and conditions, to the officers of CWALT who signed the Registration Statement or any

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amendment thereof, to its directors, and to each person who controls CWALT within the meaning of either the Act or the Exchange Act.

    3.4   CHL Obligation.

          CHL agrees with each Broker Dealer, for the sole and exclusive benefit of such Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Broker Dealer, to indemnify and hold harmless each Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act against any failure by CWALT to perform any of its obligations under this Agreement. CHL agrees that there are no conditions precedent to the obligations of CHL hereunder other than written demand to CWALT to perform its obligations under this Agreement.

                                  ARTICLE IV

                                   Expenses

    4.1   Other Expenses.

          Any costs and expenses incurred in connection with the qualification of any of the Offered Certificates under the "blue sky" or securities laws of any state shall be paid by the Broker Dealer requesting such action. Unless otherwise agreed to among the Broker Dealers, any advertising or "tombstone" expenses shall be paid by the Broker Dealer incurring the same. Each Broker Dealer shall be responsible for all other costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates.

    4.2   OID Calculations.

          If a Broker Dealer fails to provide CWALT with original issue discount ("OID") calculations within five business days after the Closing Date for any Certificates purchased by such Broker Dealer, such Broker Dealer agrees to reimburse the Trust Fund for any penalties actually incurred by the Trust Fund resulting from the failure of the Trust Fund to legend the Certificates with OID information or for any delay in legending, as well as for any other penalties actually imposed on the Trust Fund resulting from not having the OID information or for having such information late.

                                  ARTICLE V

                                    General

    5.1   Survival.

          This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates and any termination of the Underwriting Agreement and/or the Purchase Agreement.

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    5.2   Successors.

          This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

    5.3   Applicable Law.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York disregarding principles of conflict of laws.

    5.4   Miscellaneous.

          Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

    5.5   Notices.

          All communications hereunder shall be in writing and effective only on receipt and, if sent to a Broker Dealer, shall be delivered to the address specified on the signature page hereof; or if sent to CWALT, shall be delivered to 4500 Park Granada, MS # CH-143, Calabasas, California 91302, attention of General Counsel.

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



          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers on the date first above written.

                                  CWALT, INC.

                                  By:_________________________________________
                                  Name:
                                  Title:


                                  COUNTRYWIDE HOME LOANS, INC.


                                  By:_________________________________________
                                  Name:
                                  Title:


                                  [                                          ]





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